                                                                   EXHIBIT 3.113

                          CERTIFICATE OF INCORPORATION
                                       OF
                          VIDEO PRODUCT RESOURCES, INC.

                  The undersigned, of the age of twenty-one years or over, in order to form a corporation pursuant to the provisions of the New Jersey
Business Corporation Act, hereby certifies as follows:

                  1. The name of the corporation is Video Product Resources,
Inc.

                  2. The purpose of the corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey
Corporation Act.

                  3. The corporation is authorized to issue 100 shares of
capital stock without par value.

                  4. The registered office of the corporation is situate at 170
Kinnelon Road, Kinnelon, New Jersey, 07405. The name of the corporation's registered agent at that office is Louis Blanco.

                  5. One person will constitute the first Board of Directors.
Their names and addresses are as follows: Louis Blanco, 170 Kinnelon Road, Suite
6, Kinnelon, NJ 07405.

                  6. The name and address of the incorporator of the corporation is as follows: Don X. Bancroft, Esq., 170 Kinnelon Road, Suite 2, Kinnelon, New
Jersey 07405.

                  IN WITNESS WHEREOF, the undersigned has signed this
Certificate of Incorporation on this 1st day of June, 1987.

                                        /s/ Don X. Bancroft
                                        -----------------------------
                                        Don X. Bancroft
                                        Attorney at Law of the
                                        State of New Jersey

STATE OF NEW JERSEY  )
                     )
COUNTY OF MORRIS     )

                  BE IT REMEMBERED, that on this 1st day of June, 1987, before me, the Subscriber, personally appeared Don X. Bancroft, who I am satisfied is the person mentioned in the within Instrument, to whom I first made known the contents thereof, and thereupon he acknowledged that he signed, sealed and delivered the same as his voluntary act and deed, for the uses and purposes therein expressed.

                                             /s/ Linda M. Noce
                                             ---------------------------
                                             Linda M. Noce
                                             A Notary Public of New Jersey
                                             My Commission Expires Oct. 10, 1990

Form C-102a
Rev. 7-1-71

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                          VIDEO PRODUCT RESOURCES, INC.
                          -----------------------------

                     (FOR USE BY DOMESTIC CORPORATIONS ONLY)

To:      The Secretary of State
         State of New Jersey

                  Pursuant to the provisions of Section 14A:9-2(4) and Section
14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

                  1. The name of the corporation is Video Product Resources,
Inc.

                  2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by shareholders to the corporation on the _________ day of December 1, 1989:

                  Resolved, that Article 1 of the Certificate of Incorporation be amended to read as follows:

                  The name of the corporation is Mobile-Vision Inc.

                  3. The number of shares outstanding at the time of the
adoption of the amendment was 100. The total number of shares entitled to vote thereon was 100. If the shares or any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable.)

                  4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

       Number of Shares Voting                    Number of Shares Voting
            For Amendment                            Against Amendment
      -------------------------                  -------------------------

                 100                                         0

(If the amendment is accompanied by a reduction of stated capital, the following clause may be inserted in the Certificate of Amendment, in lieu of filing a
Certificate of Reduction under Section 14A:7-19, Corporations, General, of the
New Jersey Statutes. Omit this clause if not applicable.)

                  5. The stated capital of the corporation is reduced in the following amount: _____________. The manner in which the reduction is effected is as follows:

                  The amount of stated capital of the corporation after giving effect to the reduction is $_____________. (Must be set forth in dollars.)

                  6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable.)

                  (Use the following only if an effective date, not later than
30 days subsequent to the date of filing is desired.)

                  7. The effective date of this Amendment to the Certificate of
Incorporation shall be _____________________.

Dated this 14th day of December, 1989.

                                              Video Product Resources, Inc.
                                              now Mobile-Vision Inc.
                                              ----------------------------------
                                                          (Corporate Name)

                                              By  /s/Louis Blanco              *
                                                 -------------------------------
                                                            (Signature)

                                              Louis Blanco, President
                                              ----------------------------------
                                                 (Type or Print Name and Title)

(* May be executed by the chairman of the board, or the president, or a vice-president of the corporation.)

Return to Secretary of State, P.O. Box 1330, Trenton, N.J. 08625,
Attn:  Corporation Filing.

Filing Fee                 $50.00

Note:  No recording fees will be assessed.

C-102A Rev 12/93

                         New Jersey Division of Revenue

          CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                     (For Use by Domestic Profit Corporations)

                  Pursuant to the provisions of Section 14A:9-2(4) and Section
14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

                  1. The name of the corporation is: Mobile-Vision, Inc.

                  2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by shareholders to the corporation on the 14th day of April, 2005

                  Resolved, that Article 1 of the Certificate of Incorporation be amended to read as follows:

                  The name of the corporation is L-3 Communications
Mobile-Vision, Inc.

                  3. The number of shares outstanding at the time of the
adoption of the amendment was: 100. The total number of shares entitled to vote thereon was: 100. If the shares or any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

                  4. The number of shares voting for and against such amendment is as follows: (if the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

       Number of Shares Voting                  Number of Shares Voting
            For Amendment                          Against Amendment
      -------------------------                -------------------------

                 100                                       0

                  5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

                  6. Other provisions: (Omit if not applicable).

Dated this 14th day of April, 2005.

                                            By:  /s/ Christopher C. Cambria
                                                --------------------------------
                                                     Christopher C. Cambria
                                                         Vice President

* May be executed by the Chairman of the Board, or the President, or a
Vice-President of the Corporation.